SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2009

PERNIX GROUP, INC.
(Formerly Telesource International, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	333-92445	36-4025775
(State or other jurisdiction of	(Commission file number)	(IRS employer
incorporation or organization)		identification no.)

860 Parkview Boulevard
Lombard, Illinois 60148
(Address of principal executive offices, including zip code)

(630) 620-4787
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is filed as Amendment No. 1 to the Current Report on Form 8-K (“Form 8-K”) dated December 28, 2009 and filed by Pernix Group, Inc. (“Pernix Group” or the “Company”) under Items 2.01 and 9.01 on January 4, 2010. This Amendment No. 1 is being filed to include the required financial information under Item 9.01 as further described below.

As previously disclosed in our Form 8-K, Pernix Group, Inc. purchased 54.4% of the outstanding shares of stock (or 815,650 shares) of TransRadio SenderSysteme, Berlin, AG (“TransRadio”) from two shareholders of TransRadio. 650,000 shares were purchased at $2.70 per share from Lorna Continental, S.A. and 165,650 shares were purchased at $2.70 per share from Senna Finanz Holding, A.G. The total price for both transactions was $2,202,255. In connection with this acquisition, effective December 28, 2009, Pernix Group assumed overall management and control of TransRadio.  The Company has entered into discussions to acquire another 354,350 common voting shares of TransRadio stock from Listex Enterprises Corp., BVI.  Although a final agreement has not been signed, the Company expects this transaction to occur in the first quarter of 2010 with an expected acquisition price of approximately $1.0 million.

The acquisition from Lorna and Senna was financed through the sale of 2,934,000 shares of the Company’s common stock yielding $2,200,500 to Halbarad Group, Ltd. and Ernil Continental, S.A., who currently own approximately 85.3% of Pernix Group’s outstanding shares.

TransRadio is engaged in the development, production and distribution of transmitting and receiving equipment for broadcast and news transmission, including related services. TransRadio specializes in research, development and design of modern AM, VHF/FM and DRM broadcasting systems and delivers customer tailored solutions. The professional services of TransRadio range from the delivery of transmitters, antennas, power supplies and air-conditioning systems to the management of turnkey projects, including all facilities to operate a broadcasting station.

This Amendment No. 1 is being filed to include financial statements and pro forma information required by parts (a) and (b) of Item 9.01 of Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

1)
The audited financial statements of TransRadio with balance sheets as of December 31, 2008 and 2007 and statements of income and cash flows for each of the years ended December 31, 2008 and December 31, 2007, including the report of the independent auditors.

2)
Unaudited interim balance sheet of TransRadio as of September 30, 2009 and December 31, 2008 and the related unaudited interim statements of income and cash flows of TransRadio for the nine months ended September 30, 2009 and 2008.

The attached financial statements of TransRadio have been prepared in accordance with generally accepted accounting principles in Germany (“German GAAP”). Accounting principles generally accepted in Germany depart materially from accounting principles generally accepted in the United States of America (“US GAAP”). This document includes the audited financial statements as of and for the years ended December 31, 2008 and 2007 for TransRadio. The notes to the financial statements provide a summary of the nature and amounts of significant differences between German GAAP and U.S. GAAP. The audit of these TransRadio financial statements was conducted in accordance with U.S. generally accepted auditing standards (“GAAS”). The audit of the TransRadio financial statements for the fiscal years ended December 31, 2008 and 2007 were complete as of March 24, 2009 and February 15, 2008 respectively, and there was no disagreement with PriceWaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft (“PWC”), TransRadio’s independent auditor through 2008. On August 5, 2009, at the General Shareholders Meeting, the retention of Ecovis Grieger Mallison, Berlin as TransRadio’s independent auditor was approved with respect to the audit of the TransRadio financial statements for its fiscal year ended December 31, 2009.

b. Pro forma financial information.

The following pro forma financial information is furnished as Exhibit 99.3:
(b)	Pro Forma Financial Information

1)
The required unaudited pro forma condensed combined balance sheet of Pernix Group, Inc. and its Subsidiaries as of September 30, 2009 and the related unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2009 and the year ended December 31, 2008

(d)	Exhibits

Exhibit No.	Description
99.1
Audited balance sheets of TransRadio as of December 31, 2008 and 2007 and statements of income and cash flows of TransRadio for the years ended December 31, 2008 and 2007, including the report of the independent auditors.

99.2
Unaudited interim balance sheets of TransRadio as of September 30, 2009 and December 31, 2008 and the related unaudited interim statements of income and cash flows of TransRadio for the nine months ended September 30, 2009 and 2008

99.3
Unaudited pro forma condensed combined balance sheet of Pernix Group, Inc. and its Subsidiaries as of September 30, 2009 and the related unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2009 and the fiscal year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pernix Group Inc. (Registrant)

By: /s/ Greg Grosvenor
Greg Grosvenor, Chief Financial Officer
Date: March 16, 2010